TRIPLE S PARTS, INC.

                            TOTAL AUTHORIZED ISSUE
                       25,000 SHARES WITHOUT PAR VALUE

                                 COMMON STOCK


                                                                ----------------


THIS  IS  TO  CERTIFY  THAT ____________________________________ IS THE OWNER OF

_______________________________________________________________ FULLY  PAID  AND
NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERTY ENDORSED.

WITNESS,  THE  SEAL OF THE CORPORATION AND THE SIGNATURES OF
ITS  DULY  AUTHORIZED  OFFICERS.

DATED



      -----------------          [Corporate SEAL]          -----------------
          Secretary                                            President

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